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                                                                  EXHIBIT 99.4


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LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(PRELIMINARY AND UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE DATA)                                         6





                                                                  Six Months Ended
                                        Six Months            June 30, 1993 (Note 1)            Percentage of Dollar
                                          Ended         ------------------------------------         Change Inc/(Dec)
                                         June 30,       Lehman        Businesses                         Lehman
                                          1994          Businesses      Sold           Total           Businesses
                                        ------------    ----------    ----------       -----       --------------------
Revenues:
  Market making and principal
    transactions                          $  802          $  870        $  282       $ 1,152                 (8)
  Investment banking                         326             370           124           494                (12)
  Commissions                                258             235           710           945                  10
  Interests and dividends                  3,226           2,718           136         2,854                  19
  Other                                       30              38           345           383                (21)
                                           -----           -----         -----         -----
    Total revenues                         4,642           4,231         1,597         5,828                  10
  Interest expense                         3,098           2,505           125         2,630                  24
                                           -----           -----         -----         -----
    Net revenues                           1,544           1,726         1,472         3,198                (11)
                                           -----           -----         -----         -----

Non-interest expenses:
  Compensation and benefits                  814             937           984         1,921                (13)
  Communications                             101              96           109           205                   5
  Brokerage, commissions and
    clearance fees                            95              86          (18)            68                  10
  Occupancy and equipment                     85              83            83           166                   2
  Professional services                       89              74            32           106                  20
  Advertising and market development          63              62            26            88                   2
  Depreciation and amortization               65              50            40            90                  30
  Other                                       61              73           104           177                (16)
  Severance charge                            33
  Spin-off expenses                           15
  Loss on sale of Shearson                                                 535           535
  Reserves for non-core businesses                            32           120           152
                                           -----           -----         -----         -----
      Total non-interest expenses          1,421           1,493         2,015         3,508                 (5)
                                           -----           -----         -----         -----
Income (loss) from continuing operations
  before taxes and cumulative effect
  of change in accounting principle          123             233         (543)         (310)                (47)
  Provision for income taxes                  48             104           105           209                (54)
                                           -----           -----         -----         -----
Income (loss) from continuing operations
  before cumulative effect of change in
  accounting principle                        75             129         (648)         (519)                (42)
Income from discontinued operations,
  net of taxes:
    Income from operations                                                  24            24
    Gain on disposal
Net income from discontinued operations                                    165           165
                                           -----           -----         -----         -----
                                                                           189           189
                                           -----           -----         -----         -----
Income (loss) before cumulative effect
  of change in accounting principle           75             129         (459)         (330)                (42)
    Cumulative effect of change in
      accounting principle                  (13)
                                           -----           -----         -----         -----
Net income (loss)                             62             129         (459)         (330)                (52)
  Preferred stock dividends                   19              24                          24                (21)
                                           -----           -----         -----         -----
Net income (loss) applicable to
  common stock                             $  43          $  105        $(459)        $(354)                (59)
                                           =====          ======        ======        ======
Number of shares used in per share
  computation (Note 2)                     105.7                                       105.7
                                           =====                                      ======

Earnings per common share:
  Income (loss) before cumulative effect
    of change in accounting principle      $ .52                                     $(3.14)
  Discontinued operations                      -                                        1.79
  Cumulative effect of change in
    accounting principle                   (.12)                                           -
                                           -----                                     -------
  Net income (loss)                        $ .40                                     $(3.35)
                                           =====                                     =======


Note 1: Certain prior period amounts have been reclassified to conform to the current year's presentation.
Note 2: Pursuant to SEC requirements, the number of common shares used in the calculations of earnings per share includes shares issued in the spin-off.

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